UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2018

SKY RESORT INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Delaware	6719	13-4167393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 23 (DBKK No. 2), Industri E33

Mile 2.5, Jalan Tuaran, Likas

88200 Kota Kinabalu, Sabah, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +6088 277484

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On 1 May 2018, Sky Resort International Limited (“the Company"), and Mr. Tew Yow Khim (“the Seller”), entered into a Sale and Purchase Agreement (“the Agreement"). The Seller is the owner of 80% of the issued and outstanding capital stock (the “Stock”) of Eurostar Epitome Sdn. Bhd., a Malaysia company (“Eurostar”). Pursuant to the Agreement, the Company purchased the Stock from the Seller for a purchase price of US$100,000. After the completion of the transaction, Eurostar will be a majority-owned subsidiary of the Company. Eurostar is a company incorporated in Malaysia on 20th Nov 2017.  Its major business is in infrastructure construction work.

After the signing of the Agreement, the Company and the Seller had further discussion on the escrow agency arrangement which is now resolved. Completion of the transaction is expected to be within 14 days from the date hereof.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are included with this Report:

Exhibit 10.1     Sale and Purchase Agreement dated May 1, 2018 between Tew Yow Khim and the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2018	SKY RESORT INTERNATIONAL LIMITED

	By:	/s/ Yong Fook Ming
Name: Yong Fook Ming Title: Director and Chief Executive Officer